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                                  EXHIBIT A


                              TRANSFER AGREEMENT


                   THIS TRANSFER AGREEMENT, dated as of December 26, 2000, between Ravich Revocable Trust of 1989 (the "Transferee") and each transferor (such transferors being referred to individually as a "Transferor" and collectively as the "Transferors") each as named on the signature pages hereof:


                              W I T N E S S E T H:


                  WHEREAS, each Transferor is the owner of the number of shares of the issued and outstanding Series A Redeemable Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock") of Pillowtex Corporation, a Texas corporation (the "Company"), set forth below its name on the signature pages hereto (all such Preferred Stock hereinafter referred to as the "Shares"); and

                  WHEREAS, the Transferee desires to purchase from the Transferors and the Transferors desire to sell to the Transferee the Shares upon the terms and for the consideration set forth herein; and

                  NOW THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter set forth, the Transferors and the Transferee hereby agree as follows:

Section 1.        Purchase and Sale of the Shares.

                  (a) On the terms and subject to the conditions set forth in this Transfer Agreement, at the Closing (as hereinafter defined) the Transferee, in reliance upon the representations, warranties and agreements of the Transferors contained herein, shall purchase from the Transferors, and the Transferors, in reliance on the representations, warranties and agreements of the Transferee contained herein, shall sell to the Transferee, the Shares. Furthermore, each Transferor also assigns to the Transferee, effective as of the Closing, all of its rights under the Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") dated as of September 10, 1997 between the Company and the Transferors.

                  (b) The purchase price to be paid by the Transferee for the Shares shall be as set forth in Exhibit A hereto. The total purchase price for the Shares purchased by the Transferee hereunder shall be referred to as the "Purchase Price."

Section 2.        The Closing.

                  (a) The closing of the purchase and sale of the Shares (the "Closing") will take place on December 29, 2000 through the Transferor's brokerage account with the Transferee as contemplated by that certain trade confirmation issued by the Transferee to the Transferor as of December 26, 2000. The date on which the Closing occurs is referred to herein
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as the "Closing Date". At the Closing, the Transferors shall deliver to the
Transferee certificates representing the Shares, accompanied by such duly executed instruments of transfer reasonably satisfactory in form and substance to the Transferee and its counsel, as may be necessary to convey good and marketable title to the Shares, free and clear of all Encumbrances, other than Permitted Encumbrances (as such terms are defined in Section 3(b) below), against delivery therefor of the Purchase Price by wire transfer of immediately available funds.


                  (b) At any time or from time to time after the Closing, at the Transferee's request, the Transferors shall execute and deliver (or cause to be executed and delivered, if applicable) to the Transferee such other documents as may be reasonably requested by the Transferee in order to effectuate the transfer of the Shares to the Transferee.


Section 3.        Representations and Warranties of the Transferors.

                  Each Transferor, severally and not jointly, hereby represents and warrants to the Transferee as follows:

                  (a) Each Transferor has full partnership power and authority to execute, deliver and perform this Transfer Agreement and the transactions contemplated hereby and has taken all action required by law or its constitutional documents to authorize the execution and delivery of this Transfer Agreement and the consummation of the transactions contemplated hereby. This Transfer Agreement has been duly and validly executed and delivered by each Transferor and constitutes the legal, valid and binding obligation of each Transferor, enforceable against it in accordance with its terms.

                  (b) In addition to the warranties of a Transferor under
Section 8-108 of the Uniform Commercial Code of the State of New York (whether or not the Shares are "certificated securities" as defined in Section 8-102 thereof), each Transferor has good and marketable title to the Shares set forth below the respective names of such Transferor on the signature pages hereto and such Shares are owned by such Transferor, and will be transferred to the Transferee at the Closing, free of any encumbrances, liens, claims, equities or liabilities of every nature (an "Encumbrance"), other than any such Encumbrances that arise under federal or state securities laws (the "Permitted Encumbrances").

                  (c) The Shares constitute all of the capital stock of the Company owned of record or beneficially, directly or indirectly, by the Transferors, or any of its respective agents, subsidiaries, affiliates or controlled persons.

Section 4.        Representations and Warranties of the Transferee.

                  The Transferee hereby represents and warrants to the Transferors as follows:

                  (a) The Transferee has full power and authority to execute, deliver, and perform this Transfer Agreement and the transactions contemplated hereby and has taken all action required by law or its constitutional documents to authorize the execution and delivery of this Transfer Agreement and the consummation of the transactions contemplated hereby. This


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Transfer Agreement has been duly and validly executed and delivered by the
Transferee and constitutes the legal, valid and binding obligation of the Transferee, enforceable against it in accordance with its terms.

                  (b) The Transferee is purchasing the Shares for its own account, not as a nominee or agent, for investment and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws or the Preferred Stock Purchase Agreement, as and to the extent applicable. The Transferee has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  (c) The Transferee acknowledges and understands that the Company has filed for protection and is operating under Chapter 11 of the Bankruptcy Code and in that regard is sophisticated in matters relating to transactions similar to that contemplated hereby and has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Transferee has had an opportunity to ask questions and receive answers from the Transferors and to obtain additional information regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.

                  (d) The Transferee is an "accredited investor," as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Transferee acknowledges that it can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

                  (e) The Transferee understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Transferors in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and must be held until subsequently registered or an exemption from registration is available to the Transferee. In this connection, the Transferee represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (f) The Transferee acknowledges and agrees that certificates representing the Shares will bear legends relating to the matters described above in Section 4(e) and relating to the Preferred Stock Purchase Agreement.

Section 5.        Fees and Expenses; Brokers.

                  Except as otherwise expressly provided herein, each of the parties hereto shall defray its own legal and accounting charges and other expenses incident to the execution of this Transfer Agreement and the consummation of the transactions contemplated hereby. The Transferee on the one hand and the Transferor on the other hand each agree to indemnify and hold harmless the other from and against and in respect of any claim for brokerage or other commissions relative to this Transfer Agreement, or the transactions contemplated hereby, based


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in any way on agreements, arrangements or understandings claimed to have been made by the indemnifying party with any third party.

Section 6.        Survival, Indemnities, Specific Performance.

                  All agreements, representations and warranties, and covenants contained herein or made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution of this Transfer Agreement and the consummation of such transactions.

Section 7.        Notices.

                  All notices, requests, demands and other communications which any party hereto desires to give to the other party hereto shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by registered mail, return receipt requested at the following addresses:

                  (a)  if to the Transferee, at

                       c/o U.S. Bancorp Libra
                       11766 Wilshire Boulevard, Suite 870
                       Los Angeles, CA 90025
                       Attention:  Jess M. Ravich
                       Telecopy: (310) 312-5640

or at such other address as may have been furnished to the Transferors in writing;

                   (b) if to Transferors, at

                       Apollo Advisors II, L.P.
                       Two Manhattanville Road
                       Purchase, NY  10577
                       Attention:  Anthony Tortorelli
                       Telecopy:  (914) 694-8032

or at such other address as may have been furnished to the Transferee in writing.

Section 8.        Miscellaneous.

                  This Transfer Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York. This Transfer Agreement and the further instruments required hereunder embody the entire agreement and understanding between the Transferee and the Transferors and supersede all prior agreements and understandings, oral and written, relating to the subject matter hereof, and this Transfer Agreement may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, waiver or discharge is sought to be enforced. This Transfer Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same


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instrument. All of the terms of this Transfer Agreement shall be binding upon the respective successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. The headings in this Transfer Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


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         IN WITNESS WHEREOF, the parties hereto have duly caused this Transfer
Agreement to be executed by their duly authorized representatives as of the date first above written.

                                RAVICH REVOCABLE TRUST OF 1989


                                By: /s/ Jess M. Ravich
                                   --------------------------------
                                   Name: Jess M. Ravich
                                   Title: Trustee



The undersigned hereby agrees to transfer the Shares set forth below:


                 TRANSFEROR:    APOLLO INVESTMENT FUND III, L.P.

                                By its General Partner,
                                APOLLO ADVISORS II, L.P.,


                                By: /s/ Michael D. Weiner
                                   -------------------------------
                                   Name: Michael D. Weiner
                                   Title: Vice President

                 SHARES TO BE TRANSFERRED:      74,260 shares
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The undersigned hereby agrees to transfer the Shares set forth below:


                 TRANSFEROR:    APOLLO OVERSEAS PARTNERS III, L.P.

                                By its General Partner,
                                Apollo Advisors II, L.P.,


                                By: /s/ Michael D. Weiner
                                   -------------------------------
                                   Name: Michael D. Weiner
                                   Title: Vice President

                 SHARES TO BE TRANSFERRED:        4,438 shares



The undersigned hereby agrees to transfer the Shares set forth below:


                 TRANSFEROR:    APOLLO (U.K.) PARTNERS, L.P.

                                By its General Partner,
                                Apollo Advisors II, L.P.,


                                By: /s/  Michael D. Weiner
                                   -------------------------------
                                   Name: Michael D. Weiner
                                   Title: Vice President

                 SHARES TO BE TRANSFERRED:     2,743 shares
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                                    EXHIBIT A


The aggregate Purchase Price for the Shares shall be Ten Thousand Dollars ($10,000). The Purchase Price shall be paid pro rata to each Transferor based on the respective number of Shares being sold.